UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 13, 2004

RAYTHEON COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13699	95-1778500
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

870 Winter Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 522-3000

Item 7(c)    Exhibits

The following Exhibit is furnished as part of Item 9 of this report:

99.1    Press release dated May 13, 2004 issued by Raytheon Company

Item 9    Regulation FD Disclosure

On May 13, 2004, Raytheon Company issued a press release announcing an agreement to settle “In re Raytheon Securities Litigation,” a securities class action pending in the United States District Court for the District of Massachusetts. A copy of the press release is attached as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2004

RAYTHEON COMPANY

By:	/s/ JAY B. STEPHENS

Jay B. Stephens Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated May 13, 2004 issued by Raytheon Company